                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D. C. 20549

                                    FORM 8-K

                                 CURRENT REPORT
                       PURSUANT TO SECTION 13 OR 15(d) OF
                       THE SECURITIES EXCHANGE ACT OF 1934

        Date of Report (Date of earliest event reported)  October 2, 2003
                                                         -----------------
                               ACUITY BRANDS, INC.
             (Exact name of registrant as specified in its charter)

        Delaware                  001-16583             No. 58-2632672
  ------------------------------ -----------         -------------------
(State or other jurisdiction of  (Commission         (I.R.S. Employer
 incorporation or organization)   File Number)      Identification No.)

     1170 Peachtree Street, N.E.
    Suite 2400, Atlanta, GA                                30309
----------------------------------------               ------------
(Address of principal executive offices)                (Zip Code)

Registrant's telephone number, including area code (404) 853-1400
                                                   --------------

                                      None
     -----------------------------------------------------------------------
         (Former name or former address, if changed since last report)

ITEM 12.  Results of Operations and Financial Condition.

Attached  hereto  is  a  press  release  issued  by  Acuity  Brands,  Inc.  (the
"Registrant")  on October 2, 2003. A copy of the press release is filed herewith as Exhibit 99.1 and is incorporated herein by reference.

EXHIBIT NO.     DESCRIPTION
99.1            Press Release, issued by Registrant on October 2, 2003.

                                   SIGNATURES

Pursuant  to the  requirements  of the  Securities  Exchange  Act of  1934,  the
Registrant  has duly  caused  this  report  to be  signed  on its  behalf by the undersigned hereunto duly authorized.

Date: October 2, 2003

                                               ACUITY BRANDS, INC.

                                               BY: /S/ VERNON J. NAGEL
                                                   ----------------------------
                                                   Vernon J. Nagel
                                                   Executive Vice President and
                                                   Chief Financial Officer

Exhibit 99.1

Company Contact:
Karen Holcom
Acuity Brands, Inc.
(404) 853-1437

                              ACUITY BRANDS REPORTS
                    2003 FOURTH QUARTER AND FULL YEAR RESULTS

ATLANTA, October 2, 2003 -- Acuity Brands, Inc. (NYSE: AYI) announced today that net income for the fourth quarter of fiscal 2003 was $14.3 million, or $0.34 per share,  compared to $15.4 million,  or $0.37 per share,  reported for the fourth quarter of fiscal  2002.  Included in net income and  earnings per share for the fourth quarter of fiscal 2003 were $8.0 million of pre-tax expense (or $0.12 per share) related to the previously announced settlement of the litigation with the
Genlyte Thomas Group LLC ("Genlyte") and  approximately  $2.7 million of pre-tax expense (or $0.04 per share) related to environmental  matters  discussed below.
The  settlement  with Genlyte was paid in August 2003. In addition,  the Company continued to reduce debt at a pace exceeding previous  expectations,  ending the quarter with total debt of $445.8 million,  down $48.6 million from May 31, 2003 and $97.3 million from August 31, 2002.

Net sales for the fourth  quarter  ended  August 31,  2003 were  $533.7  million compared to $515.3 million reported in the year-ago period, an increase of $18.4 million,  or 3.6 percent.  The growth in net sales occurred  primarily at Acuity
Lighting Group (ALG) due largely to increased shipments through certain channels of distribution and the impact of previously announced price increases. Overall, consolidated  gross profit margins  advanced to 43.2 percent of net sales in the fourth  quarter of fiscal  2003,  from 40.5  percent  reported  in the  year-ago period,  due  primarily  to the higher net sales  noted  above and the impact of profit improvement  programs that helped offset the cost of higher raw materials
and  expenses  associated  with  the  consolidation  of  certain   manufacturing
facilities at ALG. Consolidated  operating expenses increased to 37.2 percent of net  sales in the  fourth  quarter  of fiscal  2003,  compared  to 34.5  percent reported in the year-ago period,  due primarily to the settlement of the Genlyte litigation,  charges  related  to  environmental  matters  at  Acuity  Specialty
Products  Group  discussed  below,  higher  expenses  for  sales  and  marketing initiatives, higher logistics costs, and increased corporate expenses associated primarily with stock-based  benefit programs.  Consolidated  operating profit of
$31.9  million  was $1.1  million  higher in the fourth  quarter of fiscal  2003 compared to the  year-ago  period as the  improvement  in gross profit more than offset the higher operating  expenses.  Excluding the Genlyte settlement and the environmental  matters,  the 38  percent  increase  in net  income in the fourth quarter of fiscal 2003 compared to the year-ago  period was due primarily to the contribution  margin from the higher net sales noted  above,  a lower  effective income tax rate,  and lower  interest  expense  associated  with the  decline in outstanding borrowings throughout the current period.

Fourth Quarter Segment and Corporate Overview

Net sales at Acuity  Lighting  Group in the fourth  quarter of fiscal  2003 were
$398.1 million compared to $382.0 million  reported in the year-ago  period,  an increase of $16.1 million, or 4.2 percent.  The increase in net sales at ALG was due primarily to greater  shipments of products through channels of distribution serving national  accounts and home improvement  centers and the impact of price increases for certain products.  This was partially offset by lower shipments to certain  other key  commercial  and  industrial  markets  due  primarily  to the continued economic weakness that prevailed  throughout the quarter.  The backlog at ALG increased  $3.4 million to $136.1  million at August 31, 2003 from $132.7 million at May 31, 2003 and decreased $8.6 million, or 5.9 percent,  from August
31, 2002. Operating profit at ALG increased $7.5 million to $26.8 million in the fourth  quarter of fiscal  2003 from $19.3  million  reported in the prior year.
Operating  profit  margins at ALG  improved to 6.7 percent of net sales from 5.0 percent  reported in the year-ago  period.  The increase in operating profit was due primarily to the  contribution  margin from the higher net sales noted above and continuous  improvement  programs,  including sourcing  initiatives to lower product costs, and significant improvements in the operations at the facility in
Matamoros,  Mexico.  This was partially offset by an $8.0 million charge for the settlement of the Genlyte litigation, costs associated with the consolidation of certain  manufacturing  facilities,  higher raw material costs, greater spending for sales and marketing  initiatives  associated with new product  introductions and further  penetration of the home improvement  channel,  and higher logistics costs.

Net sales at Acuity  Specialty  Products  Group  (ASP) in the fourth  quarter of fiscal 2003 were $135.6  million,  an  increase  of $2.3  million  over the same period one year earlier. Net sales increased at ASP as greater shipments to mass merchandisers  and home  improvement  centers and higher net sales in Europe and
Canada  were   partially   offset  by  softness  in  the  core   industrial  and
institutional channel attributable to weak economic conditions. Operating profit at ASP for the fourth  quarter of fiscal  2003  declined  $5.6  million to $10.3 million from $15.9  million  reported in the year-ago  period,  while  operating margins  declined to 7.6 percent  from 11.9  percent a year ago.  The decline in operating  profit was due  primarily  to the  charges  related to  environmental matters  discussed  below and a $1.9  million  charge to reflect the fair market value of certain inventories. In addition,  profitability at ASP was impacted by rising costs for certain raw materials,  partially offset by various initiatives to reduce expenses.

Corporate  expenses  were $5.3  million  in the fourth  quarter  of fiscal  2003 compared to $4.3 million in the year-ago period.  The increase was due primarily
to  higher  expense  associated  with  certain   stock-based  benefit  programs,
liability  insurance,  and expanded audit services.  Net interest expense in the fourth  quarter  of fiscal  2003  declined  to $8.9  million  from $9.8  million reported in the year-ago period due to a reduction in outstanding debt balances.

Fiscal 2003 Full Year  Results

In 2003, Acuity Brands increased net sales by $76.5 million,  or 3.9 percent, to
$2,049.3  million  compared to  $1,972.8  million  reported  for the prior year.
Fiscal 2003 net income was $47.8 million,  or $1.15 per share,  compared to last year's  net  income of $52.0  million,  or $1.26 pro forma  earnings  per share.
Included in net income and  earnings  per share in fiscal 2003 were $8.0 million of  pre-tax  expense  (or $0.12 per  share) for the  settlement  of the  Genlyte litigation  and  approximately  $2.7  million of pre-tax  expense  (or $0.04 per share) for the  environmental  matters  noted below.  In  addition,  the Company incurred  approximately  $2.0  million  in legal  costs  over the past two years associated with the Genlyte litigation. The Genlyte settlement and substantially all legal  fees were  paid by August  31,  2003.  As of  August  31,  2003,  the outstanding  debt balance was $445.8 million,  a reduction of $97.3 million from the end of fiscal  2002.  Stockholders'  equity at August  31,  2003 was  $408.3 million,  an increase of $6.3 million from August 31, 2002. The increase in 2003 was  primarily  the result of net income  partially  offset by  dividends  and a tax-effected  adjustment  of $22.5  million  related  to the  Company's  pension obligations.  Debt to total capitalization declined to 52.2 percent as of August
31, 2003 from 57.5  percent at the end of fiscal 2002.

Legal  Matters

In August  2003,  ASP  received a grand  jury  subpoena  from the United  States
Attorney for the Northern District of Georgia  concerning the operation of ASP's wastewater  pretreatment  plant and ASP's  management  of  hazardous  waste at a facility in Atlanta,  Georgia. The grand jury investigation appears to relate to the discharge of wastewater from the facility to the City of Atlanta's  sanitary sewer  system  and  ASP's  practices  in  connection  with the  sampling  of the facility's  wastewater  discharges for permitting  purposes.  ASP is cooperating with the  investigation by the U.S.  Attorney's  Office and is in the process of collecting the required  documents.  The U.S.  Attorney's  Office  investigation follows  an inquiry  by the City of  Atlanta,  which  regulates  the  wastewater discharge at the facility.  The Company has tentatively  settled the matter with the City of Atlanta. For the fourth quarter of fiscal 2003, the Company recorded an  aggregate  charge of  approximately  $2.7  million  to cover  various  costs including  off-site  disposal,  the  estimated  costs  of  resolution  of  these proceedings  with the City of Atlanta and the U.S.  Attorney's  Office,  and the
estimated  legal  expenses to be incurred by the Company in these  matters.  The proceedings with the U.S. Attorney are at a preliminary  stage, and developments in the  investigation  and the terms of any final  settlement or adjudication of these  matters  could cause the Company to record  additional  charges in future periods.

Comments

James S. Balloun,  Chairman,  President,  and Chief Executive  Officer of Acuity
Brands,  said, "As we conclude  fiscal 2003, I am pleased to report that,  along with  solid  financial  results,  we  continued  to  make  substantial  progress throughout the year in further  implementing  strategies and initiatives focused at making our  businesses  stronger and more  successful  financially.  While we enjoyed many  accomplishments  in 2003, both financially and  operationally,  we also resolved the Genlyte litigation, which resulted in a $0.12 per share charge to earnings,  and addressed certain environmental matters at ASP, which resulted in a $0.04 per share charge to earnings.  Excluding the impact of those charges, our full year results would have been  essentially in the middle of the range of our  earnings  guidance  provided at the  beginning  of the year,  while  fourth quarter  earnings  per share would have  advanced 35 percent  over the  year-ago period.  We accomplished  this while continuing to confront  difficult  economic conditions throughout much of the year in key markets,  including commercial and
industrial   construction,    electrical   utilities,   and   other   industrial
manufacturing  sectors.  Also in 2003,  profitability  was  impacted by numerous controllable and uncontrollable factors. Uncontrollable factors included pricing pressures  from certain  competitors,  rising product  related costs  (including steel  and  petroleum-based  components),  and  non-discretionary  spending  for various insurance programs.  Controllable  factors included  investments made to expand our global  supply  chain,  to develop and  introduce  new  products,  to accelerate  sales and  marketing  initiatives  (including  the  Genesis  project designed to further  strengthen the Zep sales force),  and most importantly,  to implement our new, robust organizational development program. The investments in these areas, which reduced profitability in 2003, are designed to strengthen our capabilities  for the future.  Overall in 2003,  our business units were able to offset  the  cost of many  of  these  initiatives  and the  negative  influences impacting our key markets because of profit improvement  programs implemented to
better  manage  discretionary   spending,  to  lower  product  costs  (including
strategic sourcing), and to enhance manufacturing efficiencies.

"In  addition,  we  accelerated  initiatives  to  streamline  our  manufacturing capabilities,  improve margins through better pricing and selling effectiveness, and penetrate new markets with superior value  propositions.  These  initiatives all had a positive impact on our financial and operational  results in 2003. For example,  in 2003,  consolidated  net sales grew by 3.9 percent,  a  significant achievement when most indicators showed that our primary markets had declined or were flat  during the year.  We  accomplished  this by further  penetrating  key channels at both business units,  including home improvement centers,  which had an added benefit of providing further  diversification and growth  opportunities to our  business  portfolio.  While  some  of  these  growth  initiatives  had a short-term cost impact due to higher marketing and startup costs,  thus lowering our  profitability,  we are  confident  about the growth  potential of these and other key markets as we collaborate more closely with our strongest  partners in each  channel  to more  effectively  serve the needs of the  ultimate  consumer.
Another positive  indicator of our many profit  improvement  initiatives was our consolidated  gross margins,  which advanced to 41.6 percent in 2003, almost one full point,  from the  year-ago  period,  reflecting  the  strength of our value propositions,  benefits  of  price  increases,  and our  effort  to build a more globally  competitive  supply  chain  while  absorbing  the rising  costs of raw materials and various  insurance  costs.

"As I have  mentioned in previous  press  releases,  our goal continues to be to generate more acceptable margins and cash flow to fund future innovations and to build greater  customer service  capabilities  while providing higher returns to our  shareholders.  We advanced our gross profit margins while  absorbing  costs associated with ongoing efforts to consolidate our North American  manufacturing base  (these  efforts are  referred  to as "MNT") at ALG to more  cost-effective facilities  within our supply  chain  network.  We believe  that this program to
consolidate  our  manufacturing   base,  coupled  with  our  strategic  sourcing
initiative,  will have a  significant  impact on  improving  our future  service capabilities,  profitability,  and cash  flow.  While  the  investment  for this program and others will be significant over the next 18 months, both in terms of capital and management focus, we have worked diligently to improve our financial position in order to have the capacity to invest in initiatives, like MNT, which will provide shareholders with significant benefits in the future. Our financial position  continued  to  strengthen  throughout  2003 in light of our ability to generate cash flow,  primarily through our many supply chain initiatives,  which resulted in  substantially  lower debt. As of August 31, 2003,  our  outstanding debt balance was $445.8  million,  a reduction of $97.3 million since the end of
2002 and approximately $197.8 million, or 30.7 percent, since November 30, 2001, when the Company  became an  independent  entity.  We have achieved this in 2003 while  reinvesting in our  businesses and continuing to pay to our  shareholders approximately $6.0 million in quarterly dividends.

"While  the  near-term  economic  outlook  remains  somewhat  cloudy,  we remain confident that the long-term  potential for the businesses  that comprise Acuity
Brands is bright.  Our results and  accomplishments  in 2003 confirm that we are moving in the right  direction.  We  continue  to make  substantial  progress in further  implementing  initiatives  and expanding  programs  aimed at making our businesses  stronger  and  more  successful  financially  even in this  stagnant economic climate. While we cannot predict the pace at which the economies of the world will rebound,  we can continue to make our company a better investment for our  shareholders  by staying  focused and executing well on the initiatives and strategies  in  place.  In that  respect,  we  intend  to build on the  positive momentum  generated in 2003 as we enter 2004.  Earnings  projections  for fiscal
2004 will be provided  later in October,  once the business plan for fiscal 2004 has been approved by the Board of Directors."

Conference Call and Board News

As  previously  announced,  the Company will host a  conference  call to discuss fourth  quarter  and full year  results  on  October  2, 2003 at 4:00 p.m.  EDT.
Interested  parties  may listen to this call live  today or hear a replay  until
October 23, 2003 at the Company's Web site:  www.acuitybrands.com.

The Board of Directors  will hold its regular  quarterly  meeting on October 11,
2003.

Acuity  Brands,  Inc.,  with  fiscal year 2003 net sales of  approximately  $2.0 billion,  is comprised of Acuity  Lighting Group and Acuity  Specialty  Products
Group.   Acuity  Lighting  Group  is  the  world's  leading   lighting   fixture
manufacturer  and includes  brands such as Lithonia  Lighting(R),  Holophane(R),
Peerless(R),  Hydrel(R),  and American  Electric  Lighting(R).  Acuity Specialty
Products Group is a leading provider of specialty  chemicals and includes brands such as Zep(R), Enforcer(R), and Selig Industries(TM). Headquartered in Atlanta,
Georgia,  Acuity Brands employs  approximately  11,400 people and has operations throughout North America and in Europe and Asia.

Forward-Looking Statements

Certain information contained in this press release constitutes  forward-looking statements within the meaning of the Private Securities Litigation Reform Act of
1995.  Such  forward-looking  statements  are  inherently  uncertain and involve risks.  Consequently,  actual results may differ materially from those indicated
by the forward-looking statements. Statements made herein that may be considered forward-looking  include  statements  concerning:  (a)  the  impact  of  certain investments  to expand  the  Company's  global  supply  chain,  to  develop  and introduce new products,  to accelerate sales and marketing  initiatives,  and to implement  the  Company's  organizational  development  program on the Company's future  capabilities;  (b) the  Company's  expectations  regarding the potential outcome of the  investigation of the U.S.  Attorney for the Northern District of
Georgia into ASP's wastewater pretreatment plant and hazardous waste management;
(c) the  anticipated  growth  potential of certain  markets,  including the home improvement  centers,  at both business  units;  (d) the impact of the Company's
investment  in  MNT  and  other  programs,   including  the  strategic  sourcing
initiative, at ALG on future service capabilities, profitability, and cash flow;
(e)  anticipated   future   shareholder   benefits   related  to  the  Company's
initiatives;  and (f) the long-term  potential for the businesses  that comprise
Acuity Brands.  A variety of risks and  uncertainties  could cause the Company's actual  results  to differ  materially  from the  anticipated  results  or other expectations expressed in the Company's  forward-looking  statements.  The risks and uncertainties include without limitation the following:  (a) the uncertainty of general business and economic conditions,  including the potential for a more severe slowdown in non-residential construction,  changes in interest rates, and fluctuations in commodity and raw material prices or foreign currency rates; (b)
the  Company's  ability to  realize  the  anticipated  benefits  of  initiatives expected to reduce costs,  improve profits,  enhance customer service,  increase manufacturing  efficiency,  reduce debt, and expand product offerings and brands in the market through a variety of channels;  (c) the risk that projected future cash flows from operations are not realized; (d) unexpected  developments in the
Company's legal and environmental  matters;  and (e) the other risk factors more fully  described  in the  Company's  Annual  Report on Form 10-K  filed with the
Securities and Exchange Commission on November 11, 2002.

                                                ACUITY BRANDS, INC.

                                           SUMMARY OF OPERATIONS (Unaudited)

                                                               THREE MONTHS ENDED AUGUST 31
                                                -----------------------------------------------------------
                                                           NET SALES                OPERATING PROFIT (LOSS)
(Amounts in thousands, except per-share data)         2003            2002          2003               2002
---------------------------------------------------------------------------    ----------------------------
Lighting Equipment                              $  398,058      $  382,024     $  26,832          $  19,265
Specialty Products                                 135,596         133,260        10,337             15,857
                                                ---------------------------    -----------------------------
                                                $  533,654      $  515,284        37,169             35,122
Corporate                                                                         (5,297)            (4,321)
Other income (expense), net (1)                                                     (764)             2,674
Interest expense, net                                                             (8,860)            (9,778)
                                                                              ------------------------------
Income before taxes                                                               22,248             23,697
Income taxes                                                                       7,959              8,336
                                                                              ------------------------------
Net income                                                                     $  14,289          $  15,361
                                                                              ==============================

Earnings per Share:
Basic earnings per share                                                       $     .34          $     .37
Basic weighted-average shares outstanding during period                           41,516             41,341

Diluted earnings per share:                                                    $     .34          $     .37
Diluted weighted-average shares outstanding during period                         42,168             41,561

                                                                   YEAR ENDED AUGUST 31
                                                -----------------------------------------------------------
                                                           NET SALES                OPERATING PROFIT (LOSS)
(Amounts in thousands, except per-share data)         2003            2002          2003               2002
---------------------------------------------------------------------------    ----------------------------
Lighting Equipment                              $1,538,751      $1,474,882     $  96,825          $  89,553
Specialty Products                                 510,557         497,914        31,313             44,931
                                                ---------------------------    -----------------------------
                                                $2,049,308      $1,972,796       128,138            134,484
Corporate                                                                        (17,862)           (14,357)
Other income (expense), net (1)                                                    1,688              3,399
Interest expense, net                                                            (37,383)           (40,690)
                                                                              ------------------------------
Income before taxes                                                               74,581             82,836
Income taxes                                                                      26,799             30,812
                                                                              ------------------------------
Net income                                                                     $  47,782          $  52,024
                                                                              ==============================

Earnings per Share:
Basic earnings per share                                                       $    1.15                n/a
Basic weighted-average shares outstanding during period                           41,459                n/a

Diluted earnings per share:                                                    $    1.15                n/a
Diluted weighted-average shares outstanding during period                         41,721                n/a

Pro Forma Earnings per Share (2):
Basic earnings per share                                                             n/a           $   1.26
Basic weighted-average shares outstanding during period                              n/a             41,286

(1) Other income  (expense),  net  consists  primarily of gains or losses on the sale of assets and foreign  currency gains or losses.

(2) Actual per share data has not been presented for periods prior to the second quarter of fiscal year 2002 since the  businesses  that  comprise  Acuity Brands were wholly owned subsidiaries of National Service Industries, Inc. during those periods.  Additionally,  public  trading  of the  Acuity  Brands  shares did not commence until December 3, 2001;  therefore,  no historical  market share prices exist for the calculation of the potential  dilutive effect of stock options for the periods prior to the second  quarter of fiscal year 2002.  As a result,  pro forma diluted earnings per share is not presented for those periods.

                                                  ACUITY BRANDS, INC.

                                      CONDENSED CONSOLIDATED BALANCE SHEETS (Unaudited)

                                   AUGUST 31     AUGUST 31                                                  AUGUST 31      AUGUST 31
(Amounts in thousands, except        2003          2002                                                        2003           2002
per-share data)
--------------------------------------------------------------  --------------------------------------------------------------------
Assets                                                          Liabilities and Stockholders' Equity
Current Assets                                                  Current Liabilities
  Cash and short-term investments $   16,053    $    2,694        Short-term debt                          $   54,339     $  132,491
  Receivables, net                   302,276       322,735        Accounts payable                            165,656        161,713
  Inventories, net                   188,799       216,942        Accrued salaries, commissions, & bonuses     49,217         36,459
  Other current assets                51,424        48,626        Other accrued liabilities                    90,239        100,144
                                 -----------    ----------                                                 ----------     ----------
                                                                   Total Current Liabilities                  359,451        430,807
    Total Current Assets             558,552       590,997
                                                                Long-Term Debt, less current maturities       391,469        410,630
                                                                Other Long-Term Liabilities                   129,005        114,565
Property,Plant,and Equipment,net     222,558       240,679      Stockholders' Equity                          408,294        401,952
Other Assets                         507,109       526,278                                                 ----------     ----------
                                 -----------    ----------        Total Liabilities & Stockholders' Equity $1,288,219     $1,357,954
  Total Assets                    $1,288,219    $1,357,954                                                 ==========     ==========
                                 ===========    ==========      Current Ratio                                     1.6            1.4
                                                                Percent of Debt to Total Capitalization         52.2%          57.5%

                                          CONDENSED CONSOLIDATED CASH FLOWS (Unaudited)

                                             YEAR ENDED                                                  YEAR ENDED
                                             AUGUST 31                                                    AUGUST 31
                                     ---------------------------------------------------------------------------------------
(Amounts in thousands)                  2003            2002                                        2003               2002
----------------------------------------------------------------------------------------------------------------------------
Cash Provided by (Used for):                                       Cash Provided by (Used for):
Operations-                                                        Financing-
  Net income                        $ 47,782           $52,024     Debt                            $(97,313)        $(65,709)
  Depreciation and amortization       46,039            49,494     Dividends                        (24,911)         (18,606)
  Other operating activities          66,524            45,323     Net activity with NSI                  -          (18,632)
                                  -----------        ----------    Other financing activities         1,794              830
     Cash Provided by Operations     160,345           146,841                                    ----------      -----------
                                  ===========        ==========    Cash Used for Financing         (120,430)        (102,117)
                                                                                                  ==========      ===========
Investing-                                                         Effect of Exchange Rate on Cash     (217)            (147)
  Capital expenditures               (28,154)          (33,482)                                   ----------      -----------
  Acquisitions                             -           (24,765)
  Sale of assets                       1,815             8,358     Net Change in Cash                13,359           (5,312)
                                  -----------        ----------    Cash at Beginning of Year          2,694            8,006
                                                                                                  ----------      -----------
    Cash Used for Investing         $(26,339)         $(49,889)    Cash at End of Year             $ 16,053          $ 2,694
                                  ===========        ==========                                   ==========      ===========

                                                  ACUITY BRANDS, INC.

                                NET INCOME AND EARNINGS PER SHARE RECONCILIATION (Unaudited)

                                                                                    THREE MONTHS ENDED AUGUST 31
                                                                          -------------------------------------------------
                                                                                                           DILUTED
                                                                                NET INCOME            EARNINGS PER SHARE
(Amounts in thousands, except per-share data)                                2003         2002         2003         2002
                                                                          ----------   ----------   ----------   ----------
Income before patent litigation settlement and wastewater charges          $ 21,137     $ 15,361     $   0.50     $   0.37
Patent litigation settlement                                                 (5,120)           -        (0.12)           -
Wastewater facility charges                                                  (1,728)           -        (0.04)           -
                                                                          ----------   ----------   -----------  ----------
Net income                                                                 $ 14,289     $ 15,361     $   0.34     $   0.37
                                                                          ==========   ==========   ===========  ==========

                                                                                        YEAR ENDED AUGUST 31
                                                                          -------------------------------------------------
                                                                                                      DILUTED    PRO FORMA
                                                                                                     EARNINGS     EARNINGS
                                                                                NET INCOME          PER SHARE   PER SHARE (1)
(Amounts in thousands, except per-share data)                                2003         2002         2003         2002
                                                                          ----------   ----------   -----------  ----------
Income before patent litigation settlement and wastewater charges          $ 54,630     $ 52,024     $   1.31     $   1.26
Patent litigation settlement                                                 (5,120)           -        (0.12)           -
Wastewater facility charges                                                  (1,728)           -        (0.04)           -
                                                                          ----------   ----------   -----------  ----------
Net income                                                                 $ 47,782     $ 52,024     $   1.15     $   1.26
                                                                          ==========   ==========   ===========  ==========

                                RATIO OF DEBT TO TOTAL CAPITALIZATION

                                                                          AUGUST 31     AUGUST 31
(Amounts in thousands, except per-share data)                                2003          2002
                                                                          ----------   -----------

Total debt                                                                 $445,808      $543,121
Total stockholders' equity                                                  408,294       401,952
                                                                          ----------   -----------
Total capitalization                                                       $854,102      $945,073
                                                                          ==========   ===========

Debt-to-total-capitalization ratio                                            52.2%         57.5%
                                                                          ==========   ===========

(1) Actual per share data has not been presented for periods prior to the second quarter of fiscal year 2002 since the  businesses  that  comprise  Acuity Brands were wholly owned subsidiaries of National Service Industries, Inc. during those periods.  Additionally,  public  trading  of the  Acuity  Brands  shares did not commence until December 3, 2001;  therefore,  no historical  market share prices exist for the calculation of the potential  dilutive effect of stock options for the periods prior to the second  quarter of fiscal year 2002.  As a result,  pro forma diluted earnings per share is not presented for those periods.